Exhibit 99.2

Unaudited Pro forma Condensed Combined Financial Statements

          The unaudited pro forma condensed combined financial statements as of the year ended December 31, 2007, are presented herein. The unaudited pro forma condensed combined financial statements were prepared using the historical financial statements of Brampton Crest International, Inc. ("Brampton") and America's Emergency Network LLC ("AEN") as of December 31, 2007.

          The unaudited pro forma condensed combined financial statements give effect to the acquisition of AEN as if it had been completed on January 1, 2007, and combines the unaudited condensed financial information of Brampton and AEN.

          The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, are based upon the respective historical financial statements of Brampton and AEN, and should be read in conjunction with Brampton's historical consolidated financial statements and related notes, and Brampton's Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Brampton's Annual Report on Form 10-KSB for the year ended December 31, 2007.

AMERICA'S EMERGENCY NETWORK, LLC
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007

ASSETS
Current Assets:	Brampton Crest	AEN		Adjustments Increase (Decrease)	Combined
Cash and cash equivalents	$381,479	$96,941			$478,420
Note receivable-current	204,337	-	(1)	(204,337)	-
Total Current Assets	585,816	96,941		(204,337)	478,420
Fixed assets, net	820	59,694		-	60,514
Prepaid Expenses and Deposits	11,622	36,586		-	48,208
Goodwill	-	-	(2)	7,258,858	7,258,858
Trademark		10,650			10,650

TOTAL ASSETS	$598,258	$203,871		$7,054,521	$7,856,650

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$4,061	$62,467			$66,528
Notes payable		204,337	(1)	(204,337)	-
Due to related parties		95,925		-	95,825
Total Current Liabilities	4,061	362,729		(204,337)	162,353

Total Liabilities	4,061	362,729		(204,337)	162,353
STOCKHOLDERS' EQUITY (DEFICIT)					-
Common Stock, Class A, $.001 Par Value;	51,518				51,518
Additional paid-in capital	1,589,900	-	(2)	7,100,000	8,689,900
Accumulated deficit	(1,047,221)			-	(1,047,221)

Deficit		(158,858	)(2)	158,858	-

Total Stockholders' Equity (Deficit)	594,197	(158,858)		7,258,858	7,694,097

TOTAL LIABILITIES AND					-
STOCKHOLDERS' EQUITY (DEFICIT)	$598,258	$203,871		$7,054,521	$7,856,650

AMERICA'S EMERGENCY NETWORK
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Brampton Crest	AEN	Adjustments Increase (Decrease)	Proforma Combined
OPERATING REVENUES
Revenue	$1,063	-	-	$1,063

COST OF SALES	459	-	-	459

GROSS PROFIT	604	-	-	604
OPERATING EXPENSES
Professional fees and compensation expenses	-	103,905	-	103,905
Advertising and marketing expenses	-			-
Selling, general and administrative expenses	294,493	35,674	-	330,167
Depreciation, amortization and impairment		14,924	-	14,924
Total Operating Expenses	294,493	154,503	-	448,996

LOSS FROM OPERATIONS	(294,493)	(154,503)	-	(448,996)

OTHER INCOME (EXPENSE)
Interest and dividend income	43,428	1,778	-	45,206
Interest expense, net	-	(6,133)	-	(6,133)
Total Other Income (Expense)	43,428	(4,355)	-	39,073

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(251,065)	(158,858)	-	(409,923)

Provision for Income Taxes	-	-	-	-

NET LOSS	$(251,065)	$(158,858)	-	$(409,923)

PRO-FORMA	(0.005)	(0.001)	-	(0.003)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.00)	$(0.00)	-	$(0.00)

SHARES OUTSTANDING: BASIC AND DILUTED	$51,518,764	$100,000,000	-	$151,518,764

America's Emergency Network, LLC

Assumptions to Unaudited Proforma Balance Sheet

The unaudited pro forma condensed combined financial statements as of the year ended December 31, 2007, are presented herein. The unaudited pro forma condensed combined financial statements were prepared using the historical financial statements of Brampton Crest International, Inc. ("Brampton") and America's Emergency Network LLC ("AEN") as of December 31, 2007.

The unaudited pro forma condensed combined financial statements give effect to the acquisition of AEN as if it had been completed on January 1, 2007, and combines the unaudited condensed financial information of Brampton and AEN.

(1) Elimination of Note Receivable between America's Emergency Network LLC and Laurentian Peak, a subsidiary of Brampton Crest International, Inc. See note 5 to the audited financial statements.

(2) This is based on the issuance of 100 million shares issued at a discounted price of $.07 per share as described in the IOQ dated March 31, 2008.